Exhibit 3.12

THIRD AMENDED AND RESTATED

OPERATING AGREEMENT FOR

NEW MILLENNIUM BUILDING SYSTEMS, LLC

This Third Amended and Restated Operating Agreement is made and entered into, effective as of the Effective Date, by and between STEEL DYNAMICS COLUMBUS, LLC, as the sole member of NEW MILLENNIUM BUILDING SYSTEMS, LLC, an Indiana limited liability company (the “Company”) and the Company.

Preliminary Statement

The Company was organized on June 25, 1999, under the laws of the State of Indiana upon the filing of Articles of Organization (the “Articles”) pursuant to the Indiana Business Flexibility Act (the “Act”), on behalf of Steel Dynamics, Inc., New Process Steel Holding Co., Inc., Joseph E. Maupin, Bert D. Hollman, Douglas D. Lang and Ariail R. Smith as the Initial Members.  Effective March 31, 2003, Steel Dynamics, Inc. became the sole member of the Company, and effective April 1, 2006, adopted an Amended and Restated Operating Agreement of the Company.  Effective November 1, 2014, Steel Dynamics, Inc. adopted a Second Amended and Restated Operating Agreement of the Company.

Effective as of the Effective Date, Steel Dynamics, Inc., as the sole member of the Company, transferred all its membership rights in the Company to its wholly-owned subsidiary, Steel Dynamics Enterprises, Inc.  Steel Dynamics Enterprises, Inc. immediately thereafter transferred such membership rights in the Company to its wholly-owned subsidiary, Steel Dynamics Columbus, LLC.  Steel Dynamics Columbus, LLC, as sole member of the Company, hereby adopts this Third Amended and Restated Operating Agreement of the Company.

In consideration of the mutual covenants and agreements contained in this Agreement, and intending to be legally bound thereby, the undersigned parties agree to the following terms and conditions.

ARTICLE 1                           PRELIMINARY PROVISIONS

1.1                     EFFECTIVE DATE OF AGREEMENT; ENFORCEABILITY.

The effective date of this Agreement (the “Effective Date”) shall be December 30, 2016.

1.2                     COMPANY’S NAME, PURPOSE, ETC.

The Company’s name, registered agent, registered office, and duration shall be as set forth in the Articles, as amended from time to time by the Member.  The Company’s purpose shall be to engage in any business activities for which limited liability companies legally may be formed in the State of Indiana.

1.3                     PRINCIPAL PLACE OF BUSINESS OF COMPANY.

The Company’s principal place of business shall be 7575 West Jefferson Blvd., Fort Wayne, IN  46804.  The Member of the Company may change the Company’s principal place of business from time to time in the Member’s sole discretion.

1.4                     RESERVATION OF MANAGEMENT OF COMPANY TO MEMBER.

The management of the Company is reserved to the Member.

1.5                     LIMITED LIABILITY OF MEMBER.

(a)         The Member shall not be personally obligated to any third party for any debt, obligation or liability of the Company solely by reason of being a member.

(b)         The Member shall be liable for its conduct in its individual capacity as provided by law.

1.6                     ADMISSION OF ADDITIONAL MEMBERS.

Whether additional members shall be admitted as members of the Company shall be in the sole discretion of the Member.

1.7                     AMENDMENT OF AGREEMENT IF COMPANY HAS MULTIPLE MEMBERS.

If, at any time, the Company has two or more members, the members shall, with reasonable promptness, make all amendments to this Agreement necessary to reflect their agreement concerning the allocation of the Company’s profits and losses, the allocation of management rights, and other appropriate matters.

1.8                     ANNUAL ACCOUNTING PERIOD OF COMPANY.

The Company’s annual accounting period for financial and tax purposes shall be the calendar year.

1.9                     COMPANY METHOD OF ACCOUNTING.

The Company shall use the accrual method of accounting, consistent with the accounting method used by the Member.

1.10              EFFECT OF ACT.

Except as otherwise provided in this Agreement or by law, the business and internal affairs of the Company shall be governed by the Act as in effect on the Effective Date.

1.11              RELATION OF AGREEMENT TO ARTICLES.

If there is any conflict between the provisions of this Agreement and those of the Articles, the provisions of this Agreement shall prevail.

1.12              QUALIFICATION IN OTHER JURISDICTIONS.

Before conducting business on a regular basis in any jurisdiction other than this State, the Company shall file all forms and shall do all other things required under the laws, including the tax laws, of that jurisdiction in order to conduct that business.

Article 2                                               CAPITAL CONTRIBUTIONS AND LOAN

2.1                     CONTRIBUTIONS OF CASH AND NON-CASH PROPERTY.

The capital contribution to the Company made by the Member is as reflected on the books and records of the Company.

2.2                     NO DUTY TO MAKE ADDITIONAL CONTRIBUTIONS.

The Member may, but shall have no duty to, make additional contributions to the Company.

2.3                     LOANS BY MEMBER TO COMPANY.

The Member may, in its sole discretion, make loans to the Company in amounts and upon terms determined by the Member.

Article 3                                               ALLOCATIONS AND DISTRIBUTIONS OF COMPANY PROFITS

3.1                     ALLOCATIONS OF PROFITS AND LOSSES AND ALLOCATIONS OF DISTRIBUTIONS.

Only the Member shall be entitled to allocations of Company profits and losses, to allocations of distributions of Company profits and other Company assets and to distributions of Company profits and other assets.  No other person shall have any right to any such allocations or distributions.

3.2                     DECISIONS CONCERNING ALLOCATIONS, ETC.

It shall be within the sole and exclusive discretion of the Member to decide:

(a)         Whether to make allocations of Company profits and losses to the Member;

(b)         Whether to make allocations of distributions of profits and other assets to the Member;

(c)          Whether to make distributions of profits and other assets to the Member; and

(d)         When and in what amounts to make any such allocation or distribution;

PROVIDED, that the Company shall make no such distribution to the extent that, immediately after the distribution, the Company’s liabilities would exceed its assets.

Article 4                                               COMPANY MANAGEMENT

4.1                     DECISION-MAKING.

The Member, in the Member’s sole discretion, shall have the exclusive right to make decisions relating to the business and internal affairs of the Company.

4.2                     SIGNING OF CONTRACTS, ETC.

The Member, in the Member’s sole discretion, shall have the exclusive right, power and authority to sign contracts on behalf of the Company and otherwise bind the Company with third parties, and to authorize individuals to take such action for and on behalf of the Company.

4.3                     NO DUTY TO RECORD DECISIONS, ETC.

The Member in the Member’s capacity as a member shall have no duty to record in writing or otherwise any decision in the Member’s capacity as a member, and the Member’s failure to make any such record shall not impair the validity of any such decision.

4.4                     DESIGNATION OF OFFICERS.

The Member may designate, appoint, and assign titles to (including, without limitation, the titles of President, Vice-President, Secretary and Treasurer) individuals, who need not be members of the Company, who shall serve at the pleasure of the Member, to exercise the authority of the Member within limits prescribed by the Member from time to time (the “Officers”).  The initial Officers are set forth on the attached Exhibit A.

4.5                     INDEMNIFICATION.

The Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that it is or was a Member or an Officer of the Company against expenses (including attorneys’ fees), judgments, settlements, penalties and fines actually or reasonably incurred in accordance with such action, suit or proceeding, if such Member or Officer acted in good faith and in a manner reasonably believed by such Member or Officer to have been, in the case of conduct taken as a Member or Officer, in the best interest of the Company and in all other cases, not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, such Member or Officer had reasonable cause to believe such conduct was lawful.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo-contendere or its equivalent, shall not, of itself, create a presumption that the Member or Officer did not meet the prescribed standard of conduct.

The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled.  The right of any person to indemnification under this Section 4.5 shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to above and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.

Article 5                                               TRANSFERS AND PLEDGES OF COMPANY MEMBERSHIP RIGHTS AND INTERESTS

5.1                     TRANSFERS OF MEMBERSHIP RIGHTS - IN GENERAL.

The Member, in the Member’s sole discretion, may transfer (whether by sale, gift or otherwise) all or any part of the Member’s membership rights, including economic and non-economic rights, to any person at any time.  The Member may make any such transfer under any terms and conditions that the Member deems appropriate.

5.2                     PLEDGES.

The Member shall have exclusive and absolute discretion to pledge all or any part of the Member’s membership rights to any person at any time as collateral for any debt of the Member.  The Member may make any such pledge under any terms and conditions that the Member deems appropriate.

Article 6                                               COMPANY BOOKS OF ACCOUNTS, REPORTS, ETC.

The Company shall maintain on a current basis accurate books of account in accordance with financial standards normally applied to business organizations generally similar to the Company in size and business activities.

Article 7                                               DISSOLUTION.

7.1                     DEFINITION OF DISSOLUTION, WINDING UP AND LIQUIDATION.

For purposes of this Agreement:

(a)         Dissolution.  The dissolution of the Company shall mean the cessation of its normal business activities and the beginning of the process of winding it up and liquidating it.

(b)         Winding Up.  The winding up of the Company shall mean the process of concluding its existing business activities and internal affairs and preparing for its liquidation.

(c)          Liquidation.  The liquidation of the Company shall mean the sale or other disposition of its assets and the distribution of its assets (or the distribution of the proceeds of the sale or other disposition of its assets) to its creditors and to the members.

7.2                     DISSOLUTION OF COMPANY.

The Member, in the Member’s sole and absolute discretion, may determine whether and when to dissolve the Company.  The Company shall be dissolved immediately upon the Member’s deciding to dissolve it.

7.3                     FILING OF CERTIFICATE OF DISSOLUTION.

Upon determining to dissolve the Company, the Member shall file a certificate of dissolution with the Secretary of State.

7.4                     DATE OF TERMINATION OF LEGAL EXISTENCE OF COMPANY.

The certificate of dissolution shall set forth the effective date of the cancellation of the Company’s Articles.  On that date, the legal existence of the Company shall terminate.

7.5                     WINDING UP AND LIQUIDATION OF COMPANY; DISTRIBUTION OF COMPANY ASSETS.

Promptly after determining to terminate the legal existence of the Company, the Member shall wind up its business and internal affairs, shall liquidate it, and shall distribute its assets to the Member and to creditors as required by the Act.

7.6                     COMPLIANCE WITH LAW; SATISFACTION OF COMPANY’S KNOWN AND UNKNOWN DEBTS.

In connection with the winding-up of the Company:

(a)   the Member shall take all appropriate measures to comply with applicable federal and state tax laws and other laws relating to entity dissolutions; and

(b)   the Member shall take all reasonable measures under the laws of this State to dispose of (and, to the extent reasonable, to bar) known and unknown claims against the Company.

Article 8                                               TERM AND TERMINATION.

The term of this Agreement shall begin on the Effective Date and shall end upon the earlier of:

(a)   The date on which the Company ceases to exist under this Agreement or under other applicable law; and

(b)   The date on which the parties determine to terminate the Agreement.

Article 9                                               MISCELLANEOUS PROVISIONS.

9.1                     ENTIRE AGREEMENT.

This Agreement contains the complete agreement between the parties concerning its subject matter, and it replaces all earlier agreements between them, whether written or oral, concerning its subject matter.

9.2                     AMENDMENTS.

No amendment of this Agreement or of the Certificate shall be valid unless it is set forth in a writing signed by both parties.

9.3                     NOTICES.

All notices under this Agreement shall be in writing.  They shall be sent by registered U.S. mail, return receipt requested, to the parties at their respective addresses as stated below:

If to the Company:	New Millennium Building Systems, LLC
7575 West Jefferson Blvd.
Fort Wayne, IN 46804

If to the Member:	Steel Dynamics Columbus, LLC

7575 West Jefferson Blvd.
Fort Wayne, IN 46804

A party may change the party’s address for purposes of this Section 9.3 at any time upon reasonable notice to the other parties.  Notices shall be deemed to have been received when actually received.

9.4                     GOVERNING LAW.

This Agreement shall be governed exclusively by the laws of the State of Indiana (exclusive of its laws relating to conflicts of law).

9.5                     CAPTIONS.

Captions in this Agreement are for convenience only and shall be deemed irrelevant in construing its provisions.

9.6                     INCORPORATION OF ARTICLES, ETC.

The Articles and all exhibits referred to in this Agreement are hereby incorporated in the Agreement and made an integral part of it.

9.7                     DEFINITION OF “INCLUDING,” “PERSON,” ETC.

The terms “including” and “includes” shall mean a partial definition.  The term “person” shall mean a natural person and any kind of entity.

IN WITNESS of their acceptance of the above terms and conditions, the parties by themselves or by their duly authorized representatives have signed and dated this Agreement as follows:

[signatures on following page]

“Member”	STEEL DYNAMICS COLUMBUS, LLC

Dated: 12-28-2016	By:	/s/ RICHARD A. POINSATTE
Richard A. Poinsatte, Vice President

“Company”	NEW MILLENNIUM BUILDING SYSTEMS, LLC

	By:	STEEL DYNAMICS COLUMBUS, LLC, sole member

Dated: 12-28-2016		By:	/s/ RICHARD A. POINSATTE
Richard A. Poinsatte, Vice President

EXHIBIT “A”

Chris Graham — President

Jim Anderson — Chief Operating Officer

Mark D. Millett — Vice President

Theresa E. Wagler — Vice President & Secretary

Richard A. Poinsatte — Vice President & Assistant Secretary

Matt Peters — Assistant Secretary